                                                                     EXHIBIT 4.3

                               WARRANT CERTIFICATE

                    VOID AFTER 5:00 P.M., NEW YORK CITY TIME

                              ON ____________, 2002

W________________                                          ____________ Warrants

                           ACCLAIM ENTERTAINMENT, INC.

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK


THIS CERTIFIES THAT, FOR VALUE RECEIVED                         CUSIP __________

_______________________, or his, her or its registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Acclaim Entertainment, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and nonassessable share of common stock, par value $.02 per share, of the Company (the "Common Stock"). The Warrants may be exercised at any time or from time to time on or after __________, 1999 (the "Commencement Date") and must be exercised before 5:00 P.M., New York City time, on __________, 2002 (the "Exercise Deadline"). In accordance with the terms of the Warrant Agreement, the Exercise Deadline may be extended, in which event notice of such extension shall be provided. After the Exercise Deadline, all rights evidenced by the Warrants shall cease and the Warrants shall become void, and the holders thereof shall have no rights thereunder. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company until the Exercise Deadline (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at an exercise price per share (the "Exercise Price") of $_________ upon surrender of this Warrant Certificate to the Company at the office of the Warrant Agent (as defined in the Warrant Agreement) designated by the Warrant Agent for such purpose with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with (i) payment of the Exercise Price in cash or certified or official bank check payable to the order of the Warrant Agent or (ii), in lieu of any cash payment to be made pursuant to sub paragraph (i) hereof, an election made by the holder of this Warrant Certificate to exchange his Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this paragraph, by surrendering this Warrant Certificate to the Warrant Agent stating such holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Common Stock issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Common Stock remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number times the existing Exercise Price by (B) the then Market Price (as defined in the Warrant Agreement) of a share of Common Stock.

                  The Exercise Price and/or number of Warrant Shares for which the Warrants are exercisable are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The Warrants are transferable in accordance with the terms of the Warrant Agreement.

                  REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

                  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers.

                                               ACCLAIM ENTERTAINMENT, INC.

Dated:  _____________________________          By: _____________________________

                                               Its:  ___________________________

ATTEST:
        By: _________________________

Countersigned:

         AMERICAN SECURITIES TRANSFER & TRUST, INC., AS WARRANT
         AGENT

         By:  _____________________________

         Its: _____________________________

                  [Reverse Side]

                  This Warrant Certificate is subject to all of the terms and conditions of the Warrant Agreement, dated as of ______________ __, 1999 (the "Warrant Agreement") between the Company and the Warrant Agent, and the registered holder of the Warrant consents to all of such terms and conditions by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the registered holders of Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the principal office of the Warrant Agent or may be obtained upon written request addressed to the Warrant Agent at its principal stockholder services office in 938 Quail Street, Suite 101, Lakewood, Colorado 80215 or may be obtained upon written request addressed to the Company at One Acclaim Plaza, Glen Cove, New York, 11542, Attn: Secretary.

                  The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

                  This Warrant Certificate may be exchanged or transferred, at the option of the holder, upon presentation and surrender hereof to the Warrant Agent, for other Warrant Certificates of different denominations, entitling the holder hereof to purchase in the aggregate the same number of Warrant Shares. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

                  The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in the Company, either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company, and the rights of the holder are limited to those expressed in the Warrant Agreement.

                  If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

                  Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

                  (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

                  (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  This Warrant Certificate shall not be valid or enforceable for any purpose until it shall have been countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers.


                                         ACCLAIM ENTERTAINMENT, INC.
Dated:     _____________________
                                         By: ____________________________

                                         Its: ___________________________


ATTEST
           By: _________________



Countersigned:

   AMERICAN SECURITIES TRANSFER &
   TRUST, INC. AS WARRANT AGENT

   By: __________________________
   Its: _________________________

                  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


 TEN COM =  as tenants in common                     UNIF GIFT MIN ACT= ___________ Custodian ___________
 TEN ENT =  as tenants by the entireties                                (Custodian)            (Minor)
  JT TEN =  as joint tenants with right of           under Uniform Gifts to Minors Act
            survivorship and not as tenants in       (State)
            common
COM PROP =  as community property



Additional abbreviations may also be used though not in the above list.

                                  PURCHASE FORM

                                                 Dated:  ________________, _____

                  The undersigned hereby irrevocably exercises this Warrant to purchase __________ shares of Common Stock and herewith makes payment of $__________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest herein to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

Name: __________________________________________________________________________

                                 (Please Print)

Address: _______________________________________________________________________


City, State and Zip Code: ______________________________________________________

Taxpayer Identification or Social Security Number:  ____________________________

Signature:  ____________________________________________________________________


If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.

Name:  _________________________________________________________________________
                                 (Please Print)

Address:  ______________________________________________________________________

City, State and Zip Code:  _____________________________________________________

Taxpayer Identification or Social Security Number:  ____________________________

Signature:  ____________________________________________________________________


NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

                              Signature Guaranteed:

                              _________________________________________________
                              THE SIGNATURE(S) SHOULD BE
                              GUARANTEED BY AN ELIGIBLE
                              GUARANTOR INSTITUTION
                              (BANKS, STOCKBROKERS,
                              SAVINGS AND LOAN
                              ASSOCIATIONS AND CREDIT
                              UNIONS WITH MEMBERSHIP IN
                              AN APPROVED SIGNATURE
                              GUARANTEE MEDALLION
                              PROGRAM), PURSUANT TO
                              S.E.C. RULE 17Ad-15

                             WARRANT ASSIGNMENT FORM

FOR VALUE RECEIVED

________________________________________ hereby sells, assigns and transfers to:

Name:  _________________________________________________________________________
                                 (Please Print)

Address:  ______________________________________________________________________

City, State and Zip Code:  _____________________________________________________

Taxpayer Identification or Social Security Number: ____________________________ the right to purchase up to _____________________ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint
__________________________ Attorney-in-fact to transfer said Warrant on the behalf of the Company, with full power of substitution in the premises.



Dated:___________________________      _________________________________________
                                       Signature of registered holder

NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                       Signatures Guaranteed:

                                       _________________________________________
                                       THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                       AN ELIGIBLE GUARANTOR INSTITUTION
                                       (BANKS, STOCKBROKERS, SAVINGS AND
                                       LOAN ASSOCIATIONS AND CREDIT UNIONS
                                       WITH MEMBERSHIP IN AN APPROVED
                                       SIGNATURE GUARANTEE MEDALLION
                                       PROGRAM), PURSUANT TO S.E.C. RULE
                                       17Ad-15